SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                -------------

                                   FORM T-1
                      STATEMENT OF ELIGIBILITY UNDER THE

                 TRUST INDENTURE ACT OF 1939 OF A CORPORATION

                         DESIGNATED TO ACT AS TRUSTEE
                                -------------

        CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE

                        PURSUANT TO SECTION 305(b)(2)
                                -------------

                 NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION
             (Exact name of trustee as specified in its charter)

                                  58-0193243

                     (I.R.S. employer identification no.)

            600 Peachtree Street, N.E.
            Suite 900
            Atlanta, Georgia                                      30308
            (Address of principal executive offices)
(Zip Code)
                               ---------------

                              John T. Henderson
                 NationsBank of Georgia, National Association
                             Area Administration
                              6000 Feldwood Road
                         College Park, Georgia 30349
                                (404)774-6074
          (Name, Address and telephone number of agent for service)
                                   -------
                               with a copy to:
                 NationsBank of Georgia, National Association
                               Corporate Trust
                       600 Peachtree Street, Suite 900
                              Atlanta, GA 30308
                                -------------

                    GENERAL MOTORS ACCEPTANCE CORPORATION
             (Exact name of obligor as specified in its charter)

                        New York                      38-0572512
               (State or other jurisdiction         (IRS employer
                of incorporation or organization)    identification no.)

                          3044 West Grand Boulevard
                           Detroit, Michigan 48202
                                (313)556-1508

 (Address, including zip code, and telephone number, including area code, of principal executive office)
                             -------------------

                               Debt Securities
                     (Title of the indenture securities)
      -----------------------------------------------------------------
1.    General information.

      Furnish the following information as to the trustee--

      (a) Name and address of each examining or supervising authority to which it is subject.

            The Comptroller of the Currency,
            Washington, D.C.

            Federal Reserve Bank of Atlanta
            104 Marietta Street, N.W.
            Atlanta, Georgia

            Federal Deposit Insurance Corporation
            Washington, D.C.

      (b)   Whether it is authorized to exercise corporate trust powers.

            Yes.

2.    Affiliations with obligor.

      If the obligor is an affiliate of the trustee, describe each such affiliation.

            None.

16.   List of Exhibits.

      List below all exhibits filed as a part of this statement of eligibility.

      (1)    A copy of the Articles of Association of the trustee as now in
effect.  (See Exhibit 1 to Form  T-1,           Exhibit 25 to Registration
No. 33-50233, which is incorporated herein by reference.)

      (2) A copy of the certificate of authority of the trustee to commence business.

      (3) A copy of the authorization of the trustee to exercise corporate trust powers.

      (4)   A copy of the existing by-laws of the trustee, as amended to
date.  (See Exhibit 4 to Form T-1,              Exhibit 25 to Registration
No. 33-50233, which is incorporated herein by reference.)
      (6) The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

      (7)   A copy of the latest report of condition of the trustee published
pursuant to law or the                    requirements of its supervising or
examining authority.

EXHIBIT 2 TO FORM T-1


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Comptroller of the Currency
Administrator of National Banks

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Washington, D.C. 20219


                                 CERTIFICATE

I, Eugene A. Ludwig, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.

2. "NationsBank of Georgia, National Association", Atlanta, Georgia, (Charter No. 13068), a National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this Certificate.

                              IN TESTIMONY WHEREOF, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the Treasury Department, in the City of Washington and District of Columbia, this 27th day of October, 1994.


                                                /s/ Eugene A.Ludwig
                                        Comptroller of the Currency

                            EXHIBIT 3 TO FORM T-1


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Comptroller of the Currency
Administrator of National Banks

--------------------------------------------------------------------------------
Washington, D.C. 20219


                      Certification of Fiduciary Powers


I, Eugene A. Ludwig, Comptroller of the Currency, do hereby certify the records in this Office evidence "NationsBank of Georgia, National Association", Atlanta, Georgia, (Charter No. 13068), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of The Act of Congress approved September 28, 1962, 76 Stat. 668, 12 U.S.C. 92a. I further certify the authority so granted remains in full force and effect.


                              IN TESTIMONY WHEREOF, I have hereunto subscribed my name and caused my seal of Office of the Comptroller of the Currency to be affixed to these presents at the Treasury Department, in the City of Washington and District of Columbia, this 27th day of October, 1994.


                                                /s/ Eugene A.Ludwig
                                          Comptroller of the Currency

                                  SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, NationsBank of Georgia, National Association, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and the State of Georgia, on the 13th day of November, 1995.


                                          NATIONSBANK OF GEORGIA,
                              NATIONAL ASSOCIATION


                                          By:________/s/ Elizabeth Talley
                                                Elizabeth Talley
                                                Assistant Vice President

                            EXHIBIT 6 TO FORM T-1

                              CONSENT OF TRUSTEE

      Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issuance of General Motors Acceptance Corporation, Debt Securities, NationsBank of Georgia, National Association hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                          NATIONSBANK OF GEORGIA,
                              NATIONAL ASSOCIATION


                                          By:________/s/ Elizabeth Talley
                                                Elizabeth Talley
                                                Assistant Vice President

                            EXHIBIT 7 TO FORM T-1

Comptroller of the Currency
Administrator of National Banks

                             REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the NationsBank of Georgia, N.A. of Atlanta, in the state of Georgia, at the close of business on June 30, 1995 published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 13281, Comptroller of the Currency, Atlanta District.

Statement of Resources and Liabilities

                                                                          Dollar Amounts in Thousands

ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin. . . . . . . . . .   . 1,436,717.
Securities:
      Held-to-maturity securitiess. . . . . . . . . . . . . . . . . .     1,872,939.
      Available-for-sale securities. . . . . . . . . . . . . . . . ..       702,042.

Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in
IBFs:
      Federal funds sold. . . . . . . . . . . . . . . . . . . . . . . .     277,504.
      Securities purchased under agreements to resell. . . . . . . . . .          0.
Loans and lease financing receivables:
      Loans and leases, net of unearned income. . . . . 11,294,421.
      LESS: Allowance for loan and lease losses. . .       149,888.
      Loans and leases, net of unearned income,
      allowance, and reserve. . . . . . . . . . . . . . . . . . . . . .  11,144,533.
Assets held in trading accounts . . . . . . . . . . . . . . . . . . . .      15,355.
Premises and fixed assets (including capitalized leases) . . . . . . . .    182,461.
Other real estate owned. . . . . . . . . . . . . . . . . . . . . . . . .      7,031.
Customers' liability to this bank on acceptances outstanding. . . . . .     177,760.
Intangible assets  . . . . . . . . . . . . . . . . . . . . . . . . . .       44,265.
Other assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    210,114.
Total assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. 16,070,421.



LIABILITIES
Deposits:
      In domestic offices. . . . . . . . . . . . . . . . . . . . . . .    8,683,195.
      Noninterest-bearing . . . . . . . . . . . . . . . . . . . . 3,002,956.
      Interest-bearing. . . . . . . . . . . . . . . . . . . . . . 5,680,239.

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in
IBFs:
      Federal funds purchased . . . . . . . . . . . . . . . . . . . . .   3,502,981.
      Securities sold under agreements to repurchase . . . . . . . . . .    507,559.
Demand notes issued to the U.S. Treasury . . . . . . . . . . . . . . . .     49,999.
Trading Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . .          0.
Other borrowed money:
      With original maturity of one year or less  . . . . . . . . . . . .   963,381.
      With original maturity of more than one year . . . . . . . . . . . .      426.
Bank's liability on acceptances executed and outstanding. . . . . . . . .   178,001.
Subordinated notes and debentures. . . . . . . . . . . . . . . . . . . . .  345,000.
Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . .   734,651.
Total liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . 14,965,193.

                                   EQUITY CAPITAL
Common stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    97,747.
Surplus. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    232,803.
Undivided profits and capital reserves. . . . . . . . . . . . . . . . .     772,622.
Less: Net unrealized gains (losses) on available-for-sale securities . .      2,056.
Total equity capital  . . . . . . . . . . . . . . . . . . . . . . . . .   1,105,228.
Total liabilities, limited-life preferred stock, and equity capital . .. 16,070,421.

We, the undersigned directors, attest to the correctness of the statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

            Kenneth D. Lewis
            James R. Lientz           Directors
            Hugh M. Chapman